FORM CHANGE IN CONTROL AGREEMENT This Severance and Change in Control Agreement (the "Agreement") is made and entered into by and between ("Executive") (as defined in the signature page) and Amerant Bank, N.A., a national banking association (the "Bank") and Amerant Bancorp, Inc. (“Amerant Bancorp”) (the Bank and Amerant Bancorp collectively hereinafter shall be referred to as the "Company"), as of the Effective Date (as defined in the signature page). RECITALS WHEREAS, The Board of Directors of Amerant Bancorp and the Bank (the "Board") has determined that it is in the best interests of the Company to assure that the Company will incentivize the Executive to continue his/her dedicated employment with the Company, notwithstanding other opportunities, the possibility, threat or occurrence of a termination of employment or the occurrence of a Change in Control (as defined herein) of the Company; WHEREAS, The Board believes that it is important to provide Executive with certain severance benefits upon Executive's termination of employment and with certain additional benefits following a Change in Control to encourage the Executive to remain with the Company, notwithstanding the possibility of a Change in Control; and WHEREAS, The Company and Executive wish to terminate any and all rights and obligations the Company and/or Executive had under any prior employment, severance or change in control agreement, plan or practice in exchange for this Agreement. AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and Executive (each, the “Party,” and together, the “Parties”) hereto agree as follows: 1. Term of Agreement. The Initial Term of this Agreement will begin on the Effective Date and continue for two (2) years (the “Initial Term”), unless sooner terminated pursuant to Section 3 of this Agreement. The term of this Agreement shall renew automatically for successive one-year periods after the Initial Term (the “Renewal Terms”), unless and until non-renewed by either the Company or Executive upon not less than ninety (90) days’ prior written notice given by either party prior to the end of the Initial Term or any Renewal Term, as applicable. The Initial Term and all Renewal Terms, if any, shall constitute the “Term.” Notwithstanding the foregoing, in the event of the consummation of a “Change in Control” of the Company (as defined below), the Term shall be the one-year period following the consummation of such Change in Control. 2. At-Will Employment. The Company and Executive acknowledge that Executive's employment is and will continue to be at-will, as defined under applicable law. If Executive's employment terminates for any reason, including (without limitation) any termination of employment not set forth in Section 3, Executive will not be entitled to any payments, benefits, damages, awards or compensation other than the payment of accrued but unpaid wages, as required by law, and any unreimbursed reimbursable expenses or pursuant to written agreements with the Company, including equity award agreements. 3. Severance Benefits upon Change in Control. a) Compensation/Benefits. Except as expressly provided in this Section 3, Executive shall have no right to receive any compensation or other benefits under this Agreement.

2 b) Termination Without Cause, or Resignation for Good Reason in Connection with a Change in Control. If, during a Change-in-Control Period, (x) the Company terminates Executive's employment with the Company without Cause, or (y) Executive resigns from such employment for Good Reason, then, subject to the terms of this Agreement, Executive will receive the following severance benefits from the Company: i. Severance Payments. Executive will receive severance in an amount equal to twenty four (24) months of Executive's base salary as in effect immediately prior to the date of Executive's termination of employment payable in substantially equal consecutive installments, no less frequently than monthly, in accordance with Section 3(f). Notwithstanding the foregoing, the Company or its successor in its sole and absolute discretion may accelerate any installment payment or portion thereof to be paid on any date prior to the date the installment payment would otherwise be paid, subject to the limitations of Section 6. ii. Termination Bonus Payments. Executive will receive: (a) if three (3) or more annual bonuses have been paid to the Executive, a lump sum severance payment equal to the average of Executive's annual bonus amounts paid for the three (3) full fiscal years preceding the year of the Change in Control; if only two (2) years of annual bonuses have been paid to the Executive, Executive will receive a lump sum equal to the average of Executive's annual bonus amounts paid for the two (2) full fiscal years; if one (1) year of annual bonus has been paid to the Executive, Executive will receive a lump sum equal to that annual bonus for the full fiscal year; or, “if less than one (1) year of annual bonuses has been paid to Executive, Executive will receive a lump sum equal to Executive’s target annual bonus in effect for the full year in which Executive’s termination of employment occurs, and (b) an amount equal to the bonus incentive amount due the Executive under the normal course of business pro-rated through the date of termination. Average bonus calculations shall be based on the number of full fiscal years during the calculation period. If Executive has been employed by the Company for less than a full fiscal year at the time of termination during any three (3) year employment period, Executive’s average bonus calculation shall be calculated based on the Executive’s full target annual cash incentive bonus opportunity for such partial fiscal year (i.e. any proration shall be ignored for purposes of performing this calculation). Annual bonuses shall be considered paid for a fiscal year if paid or payable in the next calendar year for performance in the applicable (prior) calendar year. Such amounts shall be paid following Executive’s termination of employment, but in no event later than March 15th of the year following the year of Executive’s termination of employment. iii. Continued Group Health Benefits. COBRA Continuation Benefit. If Executive timely and properly elects COBRA continuation coverage, the Company shall reimburse the Executive for the portion of the Executive's monthly COBRA payment that is equal to the amount that the Company paid as a monthly premium for Executive and any of the Executive's dependents' participation in such plan immediately prior to the Qualifying Termination (the "COBRA Continuation Benefit"). Subject to compliance with Section 6, the Bank shall make any such reimbursement within thirty (30) days following receipt of evidence from Executive of Executive's payment of the COBRA Continuation Benefit. Executive shall be eligible to receive such COBRA Continuation Benefit until the earliest of: (a) the eighteen (18) month anniversary of Executive’s termination of employment; (b) the date Executive is no longer eligible to receive COBRA Coverage; or (c) the date on which Executive otherwise becomes eligible to receive substantially similar coverage from another employer. The Company reserves the right to modify or terminate the COBRA Continuation Benefit provided hereunder to the extent necessary to comply with applicable law.

3 c) Termination Due to Executive’s Death or Disability, Termination by the Company for Cause or Voluntary Termination by Executive Without Good Reason. Except to the extent Other Vested Benefits apply to the Executive, if, during the Term, the Executive’s employment is terminated: (1) by reason of Executive’s death or Disability; (2) by the Company for Cause; or (3) voluntarily by Executive without Good Reason, the Company’s obligations to Executive shall be limited to the payment of the Accrued Obligations, as defined below, and the timely payment or provision of the Other Vested Benefits, as defined below. The Accrued Obligations shall be paid to Executive or his/her estate or beneficiary in the event of his/her death, as applicable, in a lump sum in cash within thirty (30) days of the date of termination. Other than the Accrued Obligations and Other Vested Benefits, Executive shall have no right to receive any compensation or other benefits as a result of or in connection with the termination of his/her employment with the Company due to the Executive’s death or Disability, by the Company for Cause, or by resignation by Executive without Good Reason. d) Cessation of Payments and Benefits. Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Company to pay or provide the benefits under this Section 3 shall automatically and immediately terminate upon a breach by Executive of this Agreement, including without limitation a breach of Executive’s obligations under Section 5, other than an immaterial and inadvertent breach of any provision other than those set forth in Section 5 that is discontinued and/or remedied (to the extent subject to cure) by Executive promptly to the Company’s satisfaction. e) Accrued Obligations and Other Vested Benefits. Upon Executive’s separation of employment for any reason, the Company shall pay: (1) Executive’s accrued and unpaid Base Salary through the date of termination, to the extent not theretofore paid (the “Accrued Obligations”), which payments shall not be subject to the Release (as defined below) and shall be paid within thirty (30) days of the date of termination; and (2) any other benefits that are otherwise required to be provided to Executive or to which Executive is otherwise eligible to receive through the date of termination under the terms of the applicable Company plan shall be provided to Executive consistent with the terms of the applicable Company plan (the “Other Vested Benefits”). Such payment of the Other Vested Benefits shall not be subject to the Executive’s execution of the Release unless otherwise called for in the applicable governing Company plan. f) Timing of Payments. Subject to any specific timing provisions in this Section 3 or Section 7, as applicable, payment of severance under this Section 3 shall be made or commence to be made within sixty (60) days following Executive's termination of employment in accordance with the Company’s general policies and procedures for the payment of salaries to its executive officers. If such sixty (60) day period spans two (2) calendar years, Executive shall not have the right to designate the calendar year of payment or commencement of payment. g) Full Settlement. If the Executive receives benefits under Section 3(b) of this Agreement and the Company has other programs or plans in place during the Term, Executive shall be eligible for benefits under any such programs or plans only to the extent such programs or plans payout a higher amount and only for said differential. 4. Conditions to Receipt of Severance. Executive agrees that in order to be eligible to receive the benefits provided in Section 3 (as applicable, the “Severance Benefits”): a) Executive must execute and not thereafter revoke his/her signature to a general release of all claims against the Company and its affiliates, successors, assigns and its related persons in a form provided by and acceptable to the Company (the “Release”) by the deadline set by the Company for the return of the Release. The Company will set a deadline for return of the Release (the “Release

4 Deadline”) that will be no later than 60 days following the termination of employment. If the termination of employment occurs at a time during the calendar year where the Release Deadline could occur in the calendar year following the calendar year in which Executive's termination of employment occurs, then any severance payments or benefits under this Agreement that are not exempt from Section 409A of the Code (“Section 409A”) will be paid on the first payroll date to occur during the calendar year following the calendar year in which such termination occurs, or such later time as required by (i) the payment schedule applicable to each payment or benefit as set forth in Section 3; (ii) the date the Release becomes effective; or (iii) Section 6, provided that the first payment shall include all amounts that would have been paid to Executive if payment had commenced on the date of Executive's termination of employment. b) The Executive shall comply with requirements of Section 5 both during and after his/ her employment. 5. Non-Competition, Non-Solicitation, Confidential Information. a) Non-competition. The Parties agree that a condition precedent for the application of this Section 5.a) is the Executive receiving benefits under Section 3.b). During Executive’s employment, Executive has and the Company agrees that Executive will continue to have access to Confidential Information. In order to protect Confidential Information and the goodwill of the Company and to help enforce non-disclosure obligations in this Agreement, Executive agrees that during the Executive’s employment with the Company or any Affiliated Companies (as defined below) and for a period of twenty four (24) consecutive months after Executive is no longer employed by the Company or any Affiliated Companies, Executive shall not directly or indirectly, whether individually or as a shareholder or other owner, partner, member, director, officer, employee, independent contractor, creditor or agent of any person (other than for the Company), enter into, engage, or promote or assist (financially or otherwise), directly or indirectly, in the business of banking; fiduciary, trust and custody services; securities, insurance brokerage, investment management, advice and related services; payments; money transmissions; lending; extending credit and deposit taking; all of the foregoing, whether domestic, international or both, and all services related or incidental to any of the foregoing (collectively, “Competitive Services”) anywhere in any county in which any of the Company or any Affiliated Companies operate banking offices (which includes but is not limited to branches, loan production offices, deposit production offices, operation centers, and any similar office used by the Company or any Affiliated Companies) (the “Restricted Territory”). The Restricted Territory shall be determined at the commencement of the Change-in-Control Period. Notwithstanding the foregoing, ownership, for personal investment purposes only, of 3% or less of the outstanding capital stock of a publicly traded Company shall not constitute a violation hereof. b) Non-solicitation of Clients. During the Executive's employment with the Company or any Affiliated Companies (as defined below) and for a period of twelve (12) consecutive months after Executive is no longer employed by the Company or any Affiliated Companies, Executive shall not, directly or indirectly, whether individually or as a shareholder or other owner, partner, member, director, officer, employee, independent contractor, creditor or agent of any person (other than for the Company or any Affiliated Companies): (i) Solicit or attempt in any manner to persuade any Client of the Company or any Affiliated Companies to cease to do business, to refrain from doing business or to reduce the amount of business that any Client has customarily done or contemplates doing with the Company or any of the Affiliated Companies; or

5 (ii) Interfere with or damage (or attempt to interfere with or damage) any relationship between the Company or any Affiliated Companies and any Client. c) Non-solicitation of Employees; No Hire. During the Executive's employment with the Company or any Affiliated Companies (as defined below) and for a period of twelve (12) consecutive months after Executive is no longer employed by the Company or any Affiliated Companies, Executive shall not, directly or indirectly, whether individually or as a shareholder or other owner, partner, member, director, officer, employee, independent contractor, creditor or agent of any person (other than for the Company or any Affiliated Companies): (i) Solicit any employee, officer, director, agent or independent contractor of the Company or any Affiliated Companies to terminate his/her relationship with, or otherwise refrain from rendering services to, the Company or any Affiliated Companies, or otherwise interfere or attempt to interfere in any way with the Company or any Affiliated Companies' relationship with any of its employees, officers, directors, agents or independent contractors; or (ii) Hire, attempt to hire, employ or engage any person who, at any time within the one-year period immediately preceding such hire, or attempt to hire, employment or engagement, was an employee, officer or director of the Company or any Affiliated Companies. d) Non-disclosure of Confidential Information. (i) During Executive's employment with Company or any Affiliated Companies and thereafter, Executive shall not communicate or divulge any Confidential Information to any person or entity other than Company or an Affiliated Company, their employees, and those designated by Company or an Affiliated Company, or use any Confidential Information except for the benefit of the Company or any Affiliated Companies, which Executive agrees is the exclusive property of the Company or applicable Affiliated Company. Executive agrees that Executive will not remove any hard copies of Confidential Information, from the Company's or any Affiliated Companies’ premises, will not download, upload, or otherwise transfer copies of Confidential Information to any external storage media, cloud storage, personal email address of Executive, or email address that is not owned by the Company or an Affiliated Company. (ii) Immediately upon the termination of Executive's employment with Company or an Affiliated Company for any reason, or earlier upon demand by the Company, Executive shall return to Company or the applicable Affiliated Company all Confidential Information in Executive's possession, including but not limited to any and all copies, reproductions, notes, or extracts of Confidential Information in paper or electronic form, as well as all Company property in the possession of Executive. Upon service to Executive of any subpoena, court order or other legal process requiring Executive to disclose Confidential Information at any time, Executive shall immediately provide written notice to Company of such service and the content of any Confidential Information to be disclosed. (iii) Immunity Notice: Executive acknowledges that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive further acknowledges that an individual who files a lawsuit against an employer for retaliation for reporting a suspected violation of law may disclose the trade secret to the attorney

6 representing the individual and use the trade secret information in the court proceeding, if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. e) Non-disparagement. Executive shall not, directly or indirectly, at any time (whether during Executive’s employment or thereafter), make any public statement (oral or written), or take any other action, that is disparaging to the Company or any Affiliated Company. This Agreement shall not preclude Executive from making truthful statements to correct any false statements made by the Company, any Affiliated Company or any person acting on behalf thereof about Executive or prohibit Executive from reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to bank regulatory agencies, the U.S. Department of Justice or the U.S. Securities and Exchange Commission, or from participating in any investigation by such governmental agency or entity. f) Enforcement; Remedies; Reformation/Modification. Executive acknowledges that: (1) the provisions of this Section 5 are fundamental and essential for the protection of the Company’s and the Affiliated Companies’ legitimate business and proprietary interests, and the Affiliated Companies (other than the Company) are intended third-party beneficiaries of such provisions; (2) such provisions are reasonable and appropriate in all respects and impose no undue hardship on Executive; and (3) in the event of any violation by Executive of any of such provisions, the Company and, if applicable, the Affiliated Companies, will suffer irreparable harm and their remedies at law may be inadequate. In the event of any violation or attempted violation of any provision of this Section 5 by Executive, the Company and the Affiliated Companies, or any of them, as the case may be, shall be entitled to a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond, in addition to any other rights or remedies that may then be available to them, including, without limitation, money damages and the cessation of the payments contemplated under Section 3. The parties agree that the applicable periods of non- competition and/or non-solicitation of clients and employees, as described in in Sections 5(a)-(c) above, shall be extended by the length of time during which Executive is in breach of any of the covenants in this Section 5. If any of the covenants set forth in this Section 5 are finally held to be invalid, illegal or unenforceable (whether in whole or in part), such covenant shall be deemed modified or reformed to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining such covenants shall not be affected thereby. 6. Section 409A. a) Although the Company does not guarantee the tax treatment of any payments under the Agreement, the intent of the Parties is that the payments and benefits under this Agreement be exempt from, or comply with, Section 409A and to the maximum extent permitted the Agreement shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or its affiliates or their respective officers, directors, employees or agents be liable for any additional tax, interest or penalties that may be imposed on Executive by Section 409A or damages for failing to comply with Section 409A. b) Notwithstanding any other provision of this Agreement to the contrary, to the extent that any reimbursement of expenses constitutes “deferred compensation” under Section 409A, such reimbursement shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the

7 amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year. c) For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), the right to receive payments in the form of installment payments shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment. Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the sole discretion of the Company. d) Notwithstanding any other provision of this Agreement to the contrary, if at the time of Executive’s separation from service (as defined in Section 409A), Executive is a “Specified Employee,” then the Company will defer the payment or commencement of any nonqualified deferred compensation subject to , and not exempt from, Section 409A payable upon separation from service (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is six (6) months following separation from service or, if earlier, the earliest other date as is permitted under Section 409A (and any amounts that otherwise would have been paid during this deferral period will be paid in a lump sum on the day after the expiration of the six (6) month period or such shorter period, if applicable). Executive will be a “Specified Employee” for purposes of this Agreement if, on the date of Executive’s separation from service, Executive is an individual who is, under the method of determination adopted by the Company designated as, or within the category of employees deemed to be, a “Specified Employee” within the meaning and in accordance with Treasury Regulation Section 1.409A-1(i). The Company shall determine in its sole discretion all matters relating to who is a “Specified Employee” and the application of and effects of the change in such determination. e) Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “non-qualified deferred compensation” within the meaning of Section 409A upon or following a termination of the Executive’s employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” and the date of such separation from service shall be the date of termination for purposes of any such payment or benefits. 7. Limitation on Payments Under Certain Circumstances. a) Anything in this Agreement to the contrary notwithstanding, in the event the Qualified Firm (as defined below) shall determine that receipt of all Payments (as defined below) would subject Executive to the excise tax under Section 4999 of the Code (“Section 4999”), the Qualified Firm shall determine whether to reduce any of the Severance Benefits paid or payable pursuant to this Agreement so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount (as defined below). The Severance Benefits shall be so reduced only if the Qualified Firm determines that Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Severance Benefits were so reduced. If the Qualified Firm determines that Executive would not have a greater Net After-Tax Receipt of aggregate Payments if the Severance Benefits were so reduced, Executive shall receive all Severance Benefits to which Executive is entitled hereunder. b) If the Qualified Firm determines that the aggregate Agreement Payments should be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, the

8 Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Qualified Firm under this Section 7 shall be binding upon the Company and Executive and shall be made as soon as reasonably practicable and in no event later than thirty (30) days following the date of termination. For purposes of reducing the Severance Benefits so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, only amounts payable under this Agreement (and no other payments) shall be reduced. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing the payments and benefits under the following sections in the following order: (1) first, any payments under Section 3(b)(ii); (2) second, any payments under Section 3(b)(i); and (3) third, any payments under Section 3(b)(iii). If payments to be reduced are payable at different times, the amounts shall be reduced (but not below zero) on a pro rata basis. All fees and expenses of the Qualified Firm shall be borne solely by the Company. c) As a result of the uncertainty in the application of Section 4999 at the time of the initial determination by the Qualified Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement that should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Executive pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Safe Harbor Amount hereunder. In the event that the Qualified Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Executive that the Qualified Firm believes has a high probability of success, determines that an Overpayment has been made, Executive shall promptly (and in no event later than sixty (60) days following the date on which the Overpayment is determined) pay any such Overpayment to the Company together with interest at the rate used to calculate present value under Section 280G of the Code (“Section 280G”); provided, however, that no amount shall be payable by Executive to the Company if and to the extent such payment would not either reduce the amount on which Executive is subject to tax under Sections 1 and 4999 or generate a refund of such taxes. If the Qualified Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than sixty (60) days following the date on which the Underpayment is determined) by the Company to or for the benefit of Executive together with interest at the rate used to calculate present value under Section 280G. Executive shall have no right to any Underpayment unless and until the Qualified Firm determines that an Underpayment is due. d) The Company shall cooperate with Executive in good faith in valuing, and the Qualified Firm shall take into account the value of, services provided or to be provided by Executive (including without limitation Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant, including those set forth in Section 5 of this Agreement) before, on or after the date of a change in ownership or control of the Company (within the meaning of Q&A- 2(b) of the final regulations under Section 280G), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A- 44 of the regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the regulations under Section 280G in accordance with Q&A-5(a) of the regulations under Section 280G. e) Definitions. For purposes of this Section, the following terms shall have the meaning set forth below: “Qualified Firm” shall mean a nationally recognized certified public accounting or consulting firm that is selected by the Company for purposes of making the applicable determinations under Section 7 and is reasonably acceptable to Executive, which firm shall

9 not, without Executive’s consent, be a firm serving as accountant, auditor or consultant for the individual, entity or group effecting the change in control or ownership. “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code, and under state and local laws which applied to Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Qualified Firm determined to be likely to apply to Executive in the relevant tax year(s). “Parachute Value” of a Payment means the present value as of the date of the change of control for purposes of Section 280G of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Qualified Firm for purposes of determining whether and to what extent the excise tax under Section 4999 will apply to such Payment. “Payment” means any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Executive, whether paid or payable pursuant to this Agreement or otherwise. “Safe Harbor Amount” means (1) 3.0 times Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code, minus (2) $1.00. 8. Defined Terms. For purposes of this Agreement, the following terms shall have the meaning set forth below: a) “Affiliated Companies” shall mean all of the Bank’s and/or Amerant Bancorp’s direct or indirect subsidiaries, and any other entities controlled by, controlling, or under common control with the Bank and/or Amerant Bancorp, including any successors thereof. b) “Cause” shall mean, as determined in the sole discretion of the Company, any one or more of the following: (i) (I) indictment of Executive, or plea of guilty or plea of nolo contendere by Executive, to a charge of an act constituting a felony under the federal laws of the United States, the laws of any state, or any other applicable law; (II) fraud, embezzlement, or misappropriation of assets; (III) or willful misfeasance, dishonesty, or other actions or criminal conduct that materially and adversely affects the business (including business reputation) or financial condition of the Company; (ii) material violation by Executive of any law or regulation applicable to the business of the Company; or (iii) violation by Executive of any material covenant or obligation under this Agreement. c) “Change in Control" shall mean the occurrence of any of the following events: (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then-outstanding voting securities (the “Outstanding Company Voting

10 Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company which reduces the number of Outstanding Company Voting Securities and thereby results in any person acquiring beneficial ownership of more than 35% of the Outstanding Company Voting Securities; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company voting securities that increases the percentage of Outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (4) an acquisition by an underwriter temporarily holding securities pursuant to a bona fide public offering of such securities, (5) an acquisition pursuant to a Business Combination (as defined in paragraph (iii) below) (6) a transaction (other than the one described in paragraph (iii) below) in which Outstanding Company Voting Securities are acquired from the Company, if a majority of the members of the Incumbent Board (defined below) approve a resolution providing expressly that the acquisition pursuant to this clause (6) does not constitute a Change in Control of the Company under this paragraph (i), or (7) any acquisition pursuant to a transaction that complies with paragraph (iii) below; (ii) individuals who as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case unless, following such Business Combination, (I) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of voting common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock (or, for a non- corporate entity, equivalent securities) of the entity resulting from such Business

11 Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (III) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the Board providing for such Business Combination; or (iv) approval by the stockholders of a complete liquidation or dissolution of the Company. A Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company's assets under Code Section 409A. d) “Change-in-Control Period” shall mean the time period commencing immediately prior to a Change in Control (as determined in the sole discretion of the Company) and ending on the one- year anniversary after the Change in Control. e) “Client” shall mean the customers or clients of the Company or any Affiliated Companies and shall include any and all individuals, organizations, or business entities that: (i) were actual customers or clients of the Company or any Affiliated Company during Executive’s employment by the Company or any Affiliated Company, or which were prospective customers of the Company or any Affiliated Company during Executive’s employment; and (ii) with which or whom Executive had contact, had responsibility for those employees who had such contact, or about whom Executive obtained Confidential Information during the Term from the Company or any Affiliated Company. For purposes of this definition, an individual, organization, or business entity is a “prospective” client or customer of the Company or any Affiliated Company if the Executive or any other the Company or any Affiliated Company employee, officer or manager took steps to obtain or secure the business of the individual, organization, or business entity. f) “Code” means the Internal Revenue Code of 1986, as amended. g) “Confidential Information” shall mean all trade secrets, proprietary data, and other confidential information of or relating to the Company and/or any Affiliated Company, including without limitation, unique selling, origination and servicing methods and business techniques; training, service and business manuals; promotional materials, and other training and instructional materials; vendor and product information; client, customer and prospective customer or client lists, other customer and prospective customer and client information; and other business information; financial information; proprietary computer programs, software, applications, directories, databases, passwords and access codes; marketing plans, materials, strategies and information; information regarding corporate opportunities; operating and business plans and strategies; research and development; policies and manuals; training materials; personnel information of employees that is private and confidential and is unrelated to wages, hours and other terms and conditions of employment; and information concerning planned or pending acquisitions or divestitures. Notwithstanding the foregoing, the term “Confidential Information” shall not include information which: (i) was known by Executive prior to employment with the Company or Company Affiliate; (ii) becomes available to Executive from a source other than the Company or Company Affiliate, or third parties with whom the Company or Company Affiliates are not bound by a duty of confidentiality; or (iii) becomes generally available or known in the industry or by the public through lawful means (except where such public disclosure has been made by Executive without authorization).

12 h) “Disability” or “Disabled” means, as determined in the sole discretion of the Company, that Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one (1) year. i) “Good Reason” means Executive's termination of employment within ninety (90) days following the expiration of any cure period (discussed below) following the occurrence, without Executive's consent, of one or more of the following: (i) a material reduction in Executive's base compensation or incentive compensation opportunity; provided, that a reduction of less than five percent (5%) will not be considered a material reduction in such compensation; (ii) a material reduction in the authority or responsibilities of Executive’s position; (iii) a change in the primary location at which Executive is required to perform duties of his/her employment to a location more than 50 miles from location at which his/her office is located on the Effective Date; or (iv) A material breach by the Company of a material provision of this Agreement. Executive will not be considered to have resigned for Good Reason unless executive provides the Company with written notice of the existence of the applicable good reason condition within sixty (60) days of the date the Executive believes the condition first arose, specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days following the date of such notice during which such condition must not have been cured. j) “Section 409A” means Code Section 409A, and the final regulations and any guidance promulgated thereunder or any state law equivalent. k) “Solicit” shall mean any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, persuading, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action; provided, however, that the term “Solicit” shall not include general advertisements by an entity with which Executive is associated or other communications in any media not targeted specifically at any specific individual described in Section 5(b) or 5(c). 9. Successors. a) Company Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The Company shall be permitted to assign this Agreement to a Company Affiliate in connection with a Change in Control without any consent of the Executive provided such assignment will not eliminate the application or potential trigger of a Change in Control as defined herein. For all purposes under this Agreement, the term “Company” will include any permitted Company assign hereunder or successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 9(a) or which becomes bound by the terms of this Agreement by operation of law.

13 b) Executive's Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Executive shall not be permitted to assign this Agreement. 10. Arbitration. a) Arbitration. Subject to the right of the Company and the Affiliated Companies to exercise the remedies described in Section 5 of this Agreement or the right of Executive to challenge, defend or contest same in any court having jurisdiction, the Parties agree that any and all controversies, claims, or disputes between Executive and the Company or any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise arising out of, relating to, or resulting from Executive's employment with the Company or termination thereof, including any breach of this Agreement, will be subject to binding arbitration under the then applicable Employment Dispute Resolution Rules of the American Arbitration Association. Claims subject to arbitration include but are not limited to claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Fair Labor Standards Act, the Older Workers Benefit Protection Act, the Sarbanes Oxley Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, claims for breach of contract (express or implied), claims for violation of public policy or wrongful termination, and any other statutory or common law claim under federal or state law as permitted by law. b) Procedure. In any such arbitration, the arbitrators shall consist of a panel of three arbitrators, which shall act by majority vote and which shall consist of one arbitrator selected by each party subject to the arbitration and a third arbitrator selected by the two arbitrators so selected, who shall be either a certified public accountant or an attorney at law licensed to practice in the State of Florida and who shall act as chairman of the arbitration panel; provided that, if one party selects its arbitrator for the panel and the other party fails to so select its arbitrator within ten (10) business days after being requested by the first party to do so, then the sole arbitrator shall be the arbitrator selected by the first party. A decision in any such arbitration shall apply both to the particular question submitted and to all similar questions arising thereafter and shall be binding and conclusive upon both parties and shall be enforceable in any court having jurisdiction over the party to be charged. Each party shall bear the cost of its own attorney’s fees. However, if any party prevails on a claim that, according to applicable law, affords the prevailing party attorney’s fees, the arbitrator may award reasonable attorney’s fees to the prevailing party. All other costs and expenses of arbitration shall be borne by the Company. All rights and remedies of each party under this Agreement are cumulative and in addition to all other rights and remedies that may be available to that party from time to time, whether under any other agreement, at law or in equity. Any arbitration under this Agreement shall be conducted in Miami Dade County, Florida, or virtually if otherwise agreed by the parties. c) Remedy. Except as otherwise provided by law or this Agreement, arbitration shall be the sole, exclusive, and final remedy for any dispute between Executive and the Company. Accordingly, except as otherwise provided by law or this Agreement, Executive and the Company hereby waive the right to seek remedies for any such disputes in court, including the right to a jury trial. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator will not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

14 11. Voluntary Nature of Agreement. Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understands it, including that EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL. 12. Notice. a) General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices will be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its chief legal officer. b) Notice of Termination. Any termination by the Company for Cause or by Executive for Good Reason will be communicated by a notice of termination to the other party hereto given in accordance with Section 12(a) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice). The failure by Executive or the Company to include in the notice any fact or circumstance which contributes to a showing of Good Reason or Cause, as applicable, will not affect the termination date or waive any right of Executive or the Company, as applicable, hereunder or preclude Executive or the Company, as applicable, from asserting such fact or circumstance in enforcing his/her or its rights hereunder, as applicable. 13. Miscellaneous Provisions. a) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Executive may receive from any other source. b) Waiver. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time. c) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement. d) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior or contemporaneous representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof, except that any restrictive covenants of Executive contained in any other agreements with the Company shall survive. Executive acknowledges and agrees that this Agreement encompasses all the rights of Executive to any severance payments and/or benefits based on the termination of Executive's employment and Executive hereby agrees

15 that he or she has no such rights except as stated herein. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto and which specifically mention this Agreement. e) Prior Agreement. Executive acknowledges and agrees that the __________ Agreement dated ________ [insert date of agreement for each Executive] (“The Prior Agreement”) shall terminate as of the Effective Date of this Agreement, and by execution of this Agreement, Executive intends to waive any right to entitlement to benefits under The Prior Agreement at such time. Executive also acknowledges and agrees that in no event would Executive be entitled to both payment or benefits under The Prior Agreement and to payments or benefits under this Agreement. [If not applicable, delete the above paragraph and replace with Intentionally left blank.] f) Choice of Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Florida without giving effect to provisions governing the choice of law. g) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect. h) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income, employment and other taxes, and any other applicable deductions, as determined in the Company's reasonable judgment. i) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. j) Compliance with Applicable Law. The benefits paid and provided under this Agreement are subject to and conditioned upon compliance with applicable requirements of federal, state and local law and regulation, whether currently in effect or subsequently enacted, including without limitation, 12 U.S.C. Section 1828(k) and the regulations promulgated thereunder in 12 C.F.R. Part 359. Consistent with the foregoing, the Company shall have the right to defer, cancel or recoup any payment or refuse to provide any benefit under this Agreement in the event the Company determines in good faith, acting in its sole discretion, that making such payment or providing such benefit violates any applicable law or regulation. Further, benefits paid and provided under this Agreement may be subject to any clawback policy generally applicable to the executives of the Company (whether in existence as of the Effective Date or later adopted) or as may be required by applicable law or as may be established by the Company in its sole discretion. To the extent determined necessary to comply with the Guidance on Sound Incentive Compensation Policies issued by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Company and the Office of Thrift Supervision on June 21, 2010, as it may be implemented, modified and interpreted from time to time, the Executive and the Company mutually agree to amend the provisions of this Agreement and to cooperate in good faith with respect thereto. [Signature page follows]

16 IN WITNESS THEREOF, the Parties have executed and entered into this Agreement as of the Effective Date, as set forth below. EXECUTIVE AMERANT BANK, N.A. / AMERANT BANCORP, INC. By: ____________________ By: ____________________ Name: Name: Title: Title: Date ____________________ “Effective Date”